SCHEDULE 14A
                                 (Rule 14a-101)

                              INFORMATION REQUIRED
                               IN PROXY STATEMENT.

                            SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to
                         Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X] Filed by a party other than the Registrant [ ] Check the appropriate box:
[X]      Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
                14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Sect. 240.14a-11(c) or Sect.
                240.14a-12

                        PAN-INTERNATIONAL HOLDINGS, INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:


 ................................................................................

     (2)          Aggregate number of securities to which transaction applies:


 ................................................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


 ................................................................................

     (4)          Proposed maximum aggregate value of transaction:


 ................................................................................

     (5)          Total fee paid:


 ................................................................................

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)          Amount Previously Paid:


 ................................................................................

     (2)          Form, Schedule or Registration Statement No.:


 ................................................................................

     (3)          Filing Party:


 ................................................................................

     (4)          Date Filed:


 ................................................................................

                     PRELIMINARY COPY SUBJECT TO COMPLETION
                            DATED SEPTEMBER 28, 2001

                        PAN-INTERNATIONAL HOLDINGS, INC.
                            1105 30th Ave., Suite 200
                           Gulfport, Mississippi 39501

To All Stockholders in
Pan-International Holdings, Inc.

         The Board of Directors of Pan-International Holdings, Inc. (the "Company") is soliciting your consent to amend the Company's First Amended and Restated Certificate of Incorporation to effect a 1-for-2 reverse stock split (the "Reverse Stock Split") of the Company's Common Stock, $.01 par value per share ("Common Stock"), in which every two shares of Common Stock outstanding as of the effective date of the amendment will be converted into one share of Common Stock. We ask that you return your written consent by November 10, 2001.

         The Board of Directors believes that it is in the best interest of the Company and its stockholders to decrease the number of outstanding shares of common stock. The Board of Directors believes that this would make the Company more attractive to companies interested in merging their businesses into a public company such as the Company.

         Before the Reverse Stock Split can become effective, the holders of a majority of the Company's outstanding stock must give their written consent. If your shares are held in street name, your broker may consent, on your behalf, to the Reverse Stock Split if you do not direct your broker to refuse to consent. The Board of Directors has fixed the close of business on October 3, 2001 as the record date for determining the stockholders entitled to notice of this solicitation and to give their consent with respect to the Reverse Stock Split.

         We intend to file the proper documentation with the Secretary of State of Delaware to effect the Reverse Stock Split when we receive consents from the holders of a majority of the Company's outstanding common stock. We expect to make this filing on or before November 10, 2001. However, the Board of Directors has reserved the right (in its sole discretion) to abandon the Reverse Stock Split at any time prior to the filing of the documentation to effect the Reverse Stock Split. If the Board of Directors decides to abandon the Reverse Stock Split, the Company will notify you accordingly.

         The Board of Directors asks you to consent to the Reverse Stock Split. The Reverse Stock Split and other related matters are more fully described in the accompanying Consent Solicitation Statement and the exhibit thereto, which form a part of this Notice. We encourage you to read these materials carefully. In addition, you may obtain information about the Company from documents that we have filed with the U.S. Securities and Exchange Commission.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE REVERSE STOCK SPLIT. PLEASE COMPLETE, SIGN, AND RETURN THE ACCOMPANYING WRITTEN CONSENT FORM BY NOVEMBER 10, 2001.


                                    By Order of the Board of Directors,


                                    Kent E. Lovelace, Jr.,
                                    President

Gulfport, Mississippi
October 10, 2001

         PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                        PAN-INTERNATIONAL HOLDINGS, INC.
                            1105 30th Ave., Suite 200
                           Gulfport, Mississippi 39501
                             Telephone: 228/868-6432

                         CONSENT SOLICITATION STATEMENT

                                     GENERAL

         This Consent Solicitation Statement and the enclosed written consent form are being mailed in connection with the solicitation of written consents by the Board of Directors of Pan-International Holdings, Inc., a Delaware corporation (the "Company"). These materials pertain to the proposed amendment of the Company's First Amended and Restated Certificate of Incorporation to effect a 1-for-2 reverse stock split (the "Reverse Stock Split") of the Company's Common Stock, $.01 par value per share ("Common Stock"), in which every two shares of Common Stock outstanding as of the effective date of the amendment will be converted into one share of Common Stock. These materials are first being mailed to stockholders of record beginning on approximately October 10, 2001. Consents are to be submitted to the Company at the address of the Company stated above by no later than November 10, 2001.

                         VOTING RIGHTS AND SOLICITATION

         Any stockholder executing a written consent form has the power to revoke it at any time before November 10, 2001 (or, if earlier, the date on which at least the minimum number of shares have consented in order to approve the Reverse Stock Split) by delivering written notice of such revocation to the Secretary of the Company at the address of the Company stated above. The cost of soliciting written consents will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but the officers and directors of the Company may, without additional remuneration, solicit written consents personally by telephone or telegram.

         The record date for determining those stockholders who are entitled to give written consents has been fixed as October 3, 2001. At the close of business on the record date, the Company had 5,251,000 issued and outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on the Reverse Stock Split.

         The Reverse Stock Split requires the affirmative vote of a majority of the outstanding shares of Common Stock. With regard to the vote on the Reverse Stock Split, abstentions (including failures to return written consent forms) and broker nonvotes have the same effect as negative votes. Brokers may return a written consent form for shares held in street name in favor of the Reverse Stock Split absent contrary instructions from the beneficial owner of such shares.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTION ON THE FORM ENCLOSED FOR THAT PURPOSE AND TO RETURN THAT FORM TO US.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of October 3, 2001 concerning the beneficial ownership of the Common Stock (i) by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock; (ii) by each director; (iii) by each executive officer; and (iv) by all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.



         Name and Address of                            Beneficial Ownership(1)
          Beneficial Owner                                Number      Percent

         Kent E. Lovelace, Jr.                           3,750,000     71.4%
         Equitrust Mortgage Corporation
         1105 30th Ave., Suite 200
         Gulfport, Mississippi 39501

         Harvey Judkowitz 50,000(2) * 10220 SW 124th St.
         Miami, Florida 33176

         All directors and officers
         as a group (two persons)                        3,800,000(2)  71.7%

*  Less than one percent

---------------------

(1) Includes shares of Common Stock beneficially owned pursuant to options and warrants exercisable on October 3, 2001 or within 60 days thereafter.
(2) Includes 50,000 shares that may be acquired pursuant to a stock option that is currently exercisable.


                                   PROPOSAL 1
                       APPROVAL OF THE REVERSE STOCK SPLIT

General

         The Board of Directors is requesting stockholder approval of an amendment of the Company's First Amended and Restated Certificate of Incorporation to effect a 1-for-2 reverse stock split of the Common Stock (the "Reverse Stock Split"). A copy of the resolutions approving the Reverse Stock Split is annexed to this Consent Solicitation Statement as Exhibit A. If approved by the stockholders of the Company, the Reverse Stock Split will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur shortly after stockholder approval. The Reverse Stock Split was approved by all of the directors of the Company.

Principal Effects

         The Reverse Stock Split would reduce the number of outstanding shares of Common Stock to approximately 50% of the number of shares outstanding prior to the Reverse Stock Split. Accordingly the Reverse Stock Split would decrease the number of outstanding shares of Common Stock to approximately 2,625,500 shares. The Reverse Stock Split will not affect the proportionate equity interest in the Company of any holder of the Common Stock, subject to the provisions for the elimination of fractional shares as described below. If the Reverse Stock Split is approved, each outstanding share of Common Stock will be entitled to one vote at each meeting of stockholders of the Company, as is the case with each currently outstanding share. While a reduced number of outstanding shares of Common Stock could adversely affect the liquidity of the Common Stock, the Board of Directors does not believe that this is likely to happen.

         The Reverse Stock Split could also to result in a higher per-share market price for the Common Stock, both now and in the future, although this is not a primary purpose of the Reverse Stock Split. The Common Stock has not been actively traded, and a meaningful per-share market price has probably not been established. Any higher per-share market price for the Common Stock resulting from the Reverse Stock Split would hopefully increase investor interest and eliminate the resistance of brokerage firms. However, there can be no assurance that the market price of a share of Common Stock after the Reverse Stock Split will be twice the market price before the Reverse Stock Split, that the marketability of the Common Stock will increase, or that the Reverse Stock Split will otherwise have the desired effects described below.

         The Reverse Stock Split is not intended as an anti-takeover device and it is not expected to function unintentionally as one. The Company is not aware of any present efforts by any person to obtain control of the Company.

         In addition, the Reverse Stock Split is not intended as a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934, and it is not expected to function unintentionally as one.

Reasons for the Reverse Stock Split

         The Company was incorporated on March 10, 1999 under the laws of the State of Delaware under the name "Photovoltaics.com, Inc." The Company was formed for purposes of manufacturing (through a proprietary process and design) thin film solar cells and selling such cells by means of a site on the World Wide Web. The Company was unsuccessful in launching this business.

         The Company does not now have any meaningful business operations, and it has no plans to engage in any such operations in the foreseeable future under the current circumstances. The Company is essentially a "shell" company. In its present form, the Company may be viewed as a vehicle to acquire or merge with a business or company. Since November 2000, the Company has been seeking another company to merge into the Company and presumably assume control of the Company. The Company has not restricted and does not intend to restrict its search to any particular business or industry. Because the Company has no assets, conducts no business and has no employees, management anticipates that any merger would require the Company to issue shares of Common Stock as the sole consideration for the merger. This is likely to result in substantial dilution of the percentage ownership interests of current stockholders. Any merger candidate (regardless of its prospects) would almost certainly require the Company to issue a substantial number of shares of its Common Stock to complete any such merger. The Company believes that this number of shares is likely to be between 80 and 95 percent of the outstanding shares of the Company following the completion of any such transaction. For additional information regarding various aspects of and risk associated with a merger, see the Company's Annual Report on Form 10-KSB for the Company's fiscal year ended October 31, 2000 on file with the U.S. Securities and Exchange Commission. Such report can be examined on the World Wide Web site of the foregoing commission located at "www.sec.gov".

         In several instances in the past, the Company has entered into discussions regarding a possible transaction that would result in a change control and business of the Company. Moreover, the Company is continuing such discussions with a particular party at this time, and has received indications from other parties of interest in pursuing such discussions in the near future. However, despite these events, the Company has not entered into a letter of intent (much less a definitive agreement) in this regard. The nature of the business in which the Company will engage in the future, the terms and circumstances under which the Company will engage in such business and even whether or not the Company will engage in a future business, are now uncertain. There can be no assurance that any future enterprise of the Company will be profitable or successful.

         Although the Company has not entered into any letter of intent or definitive agreement regarding a merger transaction as of the date hereof, Kent
E. Lovelace, Jr. (the controlling stockholder of the Company) has advised the Company that he has entered into a binding agreement to sell control of the Company to another party. The consummation of the sale provided for by this agreement is subject to certain contingencies, and there can be no assurance that this sale transaction will be completed. If this sale transaction is completed, the purchaser has indicated that it intends to merge an existing business into the Company, although no particular business is contractually required. Mr. Lovelace has indicated that he has only very limited information regarding the particular plans of the purchaser, if the sale transaction is completed. This purchaser has expressed a desire that the Company complete the Reverse Stock Split. Even if this purchaser fails to complete the transaction involving the sale and purchase of control of the Company, management believes that the Reverse Stock Split will make the Company more attractive to potential merger candidates. However, there can be no assurance that this will necessarily be true.

         The Board of Directors desires to enhance the attractiveness of the Company to potential merger candidates. The Board of Directors believes that the attractiveness of the Company to potential merger candidates may be significantly less, if the Reverse Stock Split is not approved and implemented.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

         If the Reverse Stock Split is approved by the requisite number of shares of Common Stock entitled to vote, the Company expects to file a Certificate of Amendment effecting the Reverse Stock Split in the Office of the Secretary of State of Delaware promptly after such approval. However, the Board of Directors has reserved the right (in its sole discretion) to abandon the Reverse Stock Split at any time prior to the filing of the documentation to effect the Reverse Stock Split. If the Board of Directors decides to abandon the Reverse Stock Split, the Company will notify stockholders accordingly.

         The Reverse Stock Split would become effective as of the close of business on the date of the filing of the Certificate of Amendment (such filing is referred to hereinafter as the "Filing"). Stockholders of the Company of record as of the Filing will then be furnished the necessary materials and instructions to effect the exchange of their certificates representing Common Stock outstanding prior to the Reverse Stock Split (referred to hereinafter as "Pre-Split Shares") for new certificates representing Common Stock after the Reverse Stock Split (referred to hereinafter as "Post-Split Shares"). Certificates representing Pre-Split Shares subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Stockholders of the Company should not submit any certificates until requested to do so. In the event any certificate representing Pre-Split Shares is not presented for exchange upon request, any dividends which may be declared after the Filing with respect to the shares represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to the abandoned property laws will be paid to the holder thereof or his designee, without interest.

         No fractional shares will be issued. Holders of Pre-Split Shares, both of record and beneficial, who would otherwise be entitled to receive a fractional Post-Split Share will be entitled to receive one whole Post-Split Share in lieu thereof.

Dissenters' Rights

         Under Delaware corporation law and the Company's First Amended and Restated Certificate of Incorporation and bylaws, holders of Common Stock will not be entitled to dissenters' rights with respect to the Reverse Stock Split.

Federal Income Tax Consequences

         This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them of the Reverse Stock Split. Subject to the preceding caveat, the exchange of Pre-Split Shares for Post-Split Shares will not result in recognition of gain or loss for federal income tax purposes. Your holding period and tax basis of your Pre-Split Shares are applied in total to your Post-Split Shares.

Board Recommendation and Required Approval

         The Board of Directors believes that the Reverse Stock Split is in the best interests of the Company and its stockholders and recommends that the stockholders approve the Reverse Stock Split. The affirmative vote of the holders of at a majority of the outstanding shares of Common Stock is required for approval of the Reverse Stock Split.

         THE BOARD OF DIRECTORS RECOMMENDS A CONSENT "FOR" THE APPROVAL OF THE REVERSE STOCK SPLIT AND THE PROPOSED AMENDMENT TO THE COMPANY'S FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                             FOR NEXT ANNUAL MEETING

         Stockholders wishing to submit proposals for consideration by the Company's Board of Directors at the Company's next Annual Meeting of Stockholders should submit them in writing to the attention of the President of the Company a reasonable time before the Company begins to print and mail its proxy materials, so that the Company may consider such proposals for inclusion in its proxy statement and form of proxy for that meeting. The Company does not now have any definitive plans regarding the possible date of its next Annual Meeting.

                                             By Order of the Board of Directors,


Gulfport, Mississippi                        Kent E. Lovelace, Jr.
October 10, 2001                             President

                                    EXHIBIT A

                              Amendment Resolution

                  BE IT RESOLVED, that the Fourth Article of the First Amended and Restated Certificate of Incorporation of the Company be and hereby is amended to add a last paragraph, which shall read as follows:

                           "F. Upon the effectiveness of the filing with the
                  Secretary of State of Delaware of Articles of Amendment to Certificate of Incorporation adding this paragraph to the Company's First Amended and Restated Certificate of Incorporation, each two (2) shares of Common Stock issued and outstanding immediately prior to the filing of such Articles of Amendment as aforesaid shall be combined into one (1) share of validly issued, fully paid and non-assessable Common Stock. As soon as practicable after such date, the Corporation shall request holders of the Common Stock to be combined in accordance with the preceding to surrender certificates representing their Common Stock to the Corporation's authorized agent, and each such stockholder shall receive upon such surrender one or more stock certificates to evidence and represent the number of shares of Common Stock to which such stockholder is entitled after the combination of shares provided for herein; provided, however, that this Corporation shall not issue fractional shares of Common Stock in connection with this combination, but, in lieu thereof, each fractional share of Common Stock otherwise outstanding after the filing of this instrument shall be rounded up to one whole share."

                  AND FURTHER RESOLVED, that, notwithstanding the authorization provided for herein, at any time prior to the effectiveness of the filing with the Secretary of State of Delaware of Articles of Amendment adding the new paragraph F. to the Fourth Article of the First Amended and Restated Certificate of Incorporation, the Board of Directors may abandon (in its sole discretion) the proposed amendment authorized hereby without any further action by the stockholders.

                        PAN-INTERNATIONAL HOLDINGS, INC.

          WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby acknowledges receipt of the Consent Solicitation Statement (the "Statement") in connection with the proposed 1-for-2 reverse stock split of the Common Stock of Pan-International Holdings, Inc. (the "Company") and consents with respect to all of the Common Stock of the Company held by the undersigned, to the adoption of the proposal set forth herein (as such proposal is defined in the Statement) without a meeting of the stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT "FOR" PROPOSAL 1.

1. Proposal to amend the Company's First Amended and Restated Certificate of Incorporation to effect a 1-for-2 reverse stock split of the Company's Common Stock, $.01 par value per share.

         _____    CONSENTS/FOR

         _____    WITHHOLDS CONSENT/AGAINST

         _____    ABSTAINS

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such, If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE _________________________ 2001         ____________________________________
                                            Signature
PLEASE MARK SIGN DATE AND
RETURN THE CONSENT FORM PROMPTLY
USING THE ENCLOSED ENVELOPE                 ____________________________________
----------------------------
                                            Signature if held jointly